Exhibit 99.1

Press Contact: Christine Carter Backbone Media christine.carter@backbonemedia.net (970) 963-4873 ext. 203

The AZEK® Company Announces Launch of Public Offering of Class A

Common Stock and Partial Release of IPO Lock-Up Restriction

Chicago, Ill., September 8, 2020 – The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”) announced today the launch of an underwritten public offering of 25,000,000 shares of its Class A common stock to be offered by certain of its selling stockholders. The selling stockholders intend to grant the underwriters a 30-day option to purchase an additional 3,750,000 shares of Class A common stock. AZEK will not receive any proceeds from the sale of the shares of Class A common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed.

AZEK also announced today that Barclays Capital Inc. and BofA Securities, the lead book-running managers in the Company’s recent public sale of 38,237,500 shares of Class A common stock, intend to release a lock-up restriction with respect to the shares of the Company’s Class A common stock held by certain officers and directors participating in the offering and the other selling stockholders participating in the offering. The release will take effect on September 10, 2020, and such shares may be sold or otherwise disposed of on or after such date only in connection with such offering. At such time, approximately 950,000 additional shares of AZEK’s Class A common stock held by certain of AZEK’s stockholders not participating in the offering will be released from comparable lock-up restrictions.

Barclays, BofA Securities, Goldman Sachs & Co. LLC and Jefferies are acting as joint lead book-running managers for the offering.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering may be obtained from:

•	Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847 or by email at barclaysprospectus@broadridge.com;

•	BofA Securities, NC1-004-03-43; 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com;

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Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by facsimile at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; or

•	Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The AZEK® Company

The AZEK Company Inc. is an industry-leading manufacturer of beautiful, low-maintenance residential and commercial building products, committed to innovation, sustainability and research and design.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. These forward-looking statements, including statements regarding the size of the public offering, represent AZEK’s expectations or beliefs concerning future events, and it is possible that the results or events described in this press release will not be achieved. Forward-looking statements involve known and unknown risks, uncertainties and assumptions. AZEK does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.